FINDER’S AGREEMENT

This Finder’s Agreement (this “Agreement”) is made and entered into by and between SEARCHLIGHT MINERALS CORP. (the “Company”) and S & P INVESTORS, INC. (the “Finder”). The Finder and the Company agree:

1.

Engagement of Finder: The Company hereby engages the Finder, and the Finder hereby accepts such engagement, to act as the Company’s finder with respect to placements of “Securities” by the Company in a private placement transaction (the “Offering”) which is ongoing and which is projected to close in December of 2005. The Securities are the Units of the Company as described more fully in the “Subscription for Units” (the “Subscription Agreement”) prepared by the Company for use in the Offering. Nothing herein shall preclude the Company from engaging, at its sole discretion, at any time, any other party, to provide to the Company services similar to or substantially similar to the services described herein.

2.

Offering Procedures: The Finder will introduce the Company to investors (the “Offerees”) who the Finder represents and warrants are “accredited investors” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

3.

Finder’s Compensation: In consideration for the services rendered by the Finder for this Offering, the Company shall pay to the Finder, or cause the Finder to be issued: (a) cash compensation upon the Company’s Closing of the Offering equal to FIVE percent (5%) of the Offering funds received from Offerees, and (b) warrants exercisable for a period of two years from the date of issuance (the “Agent Warrants”) to purchase (at the exercise price of US$.65 per share) a number of Common Shares equal to TEN percent (10%) of the total number of Common Shares sold to Offerees pursuant to the Offering. All Agent Warrants shall be issued in the name of the Finder.

The Finder shall be entitled to no compensation with respect to any funds received from any party other than an Offeree as defined in Section 2 above.

4.	Certain Matters Relating to Finder’s Duties:

4.1 The Finder’s responsibilities shall be limited to introducing potential Offerees to the Company, and the Finder shall not have authority to offer or sell the Securities to any potential Offerees. The Finder shall not use any general solicitation or general advertising within the meaning of the applicable securities laws in connection with any offering. The Finder shall have no responsibility to participate or assist in any negotiations between any potential Offerees and the Company. The Finder will have no responsibility to act, and the parties contemplate that the Finder will not act, as a broker or dealer with respect to the offer or sale of the Securities.

Further, the Finder shall have no responsibility for fulfilling any SEC reporting or filing requirements as relates to the Company or meeting reporting or filing requirements in any country or jurisdiction on behalf of the Company; provided however, the Finder agrees to provide the Company with reasonable assistance related to any reporting, registration, qualification or other requirements of applicable securities laws and other regulatory matters.

4.2 The Finder agrees to introduce the Company to Offerees only in States in the United States of America in which the Finder is registered as a broker-dealer in good standing and in States which the Finder has been advised by the Company that offers and sales of Securities can be legally made by the Company.

4.3 The Finder shall perform its duties under this Agreement in good faith and in a manner consistent with the instructions of the Company.

4.4 The Finder is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between the Finder and the Company. The Finder will not hold itself out as having, and will not state to any person that the Finder has any relationship with the Company other than as an independent contractor. The Finder shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

5.

Termination of Agreement. Either party may terminate this Agreement at any time by notifying the other party in writing. In any event, this Agreement will terminate upon the earlier of completion or termination of the Offering or January 15, 2006. Notwithstanding the foregoing, all provisions of this Agreement which by their terms survive termination of this Agreement, shall survive the termination of this Agreement with respect to the Offerees which the Finder introduces to the Company prior to any termination hereof. Further, the Finder shall be entitled to compensation under Section 3 based on any investments made by such Offerees at any time within one year after termination of this Agreement.

6.

Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)	If to the Company to :

	SEARCHLIGHT MINERALS CORP	cc:	O'Neill Law Group PLLC
	#120 – 2441 W Horizon Ridge Pkwy		435 Martin Street, Suite 1010
	Henderson, NV 89052		Blaine, WA 98230
	(702) 939-5247 Telephone		(360) 332-330 Tel
	(702) 939-5249 Facsimile		(360) 332-2291 Fax

(b)	If to the Finder to:

	Stuart G. Potter, Jr.	cc:	Charles B. Crowell
	S & P INVESTORS, INC.		503 University Tower
	12720 Hillcrest Road, Suite 108		6440 N. Central Expwy.
	Dallas, TX 75230		Dallas, TX 75206
	(972) 385-9471 Telephone		(214) 368-9407 Tel.
	(972) 385-9486 Facsimile		(214) 368-9094 Fax

7.	The Finder acknowledges and certifies that:

	(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares and Agent Warrants; and

	(b)	there is no government or other issuance covering the Common Shares and Agent Warrants; and

	(c)	there are risks associated with the purchase of the Common Shares and Agent Warrants; and

(d)

there are restrictions on the Finder’s ability to resell the Common Shares, the Agent Warrants and the Common Shares underlying them, and it is the responsibility of the Finder to find out what those restrictions are and to comply with them before selling the Common Shares, the Agent Warrants or Common Shares underlying them;

	(e)	the Finder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended; and

(f)

the Company has advised the Finder that the Company is relying on an exemption from the requirements to provide the Finder with a prospectus and to sell Securities through a person or company registered to sell Securities under applicable securities laws and, as a consequence of acquiring Common Shares and Agent Warrants pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Finder.

8.

Company to Control Transactions. The prices, terms and conditions under which the Company shall offer or sell any Securities shall be determined by the Company in its sole discretion. The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Securities. Nothing in this Agreement shall obligate the Company to offer or sell any Securities or other securities or consummate any transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with the Offering or sale of Securities. Compensation pursuant to this Agreement shall only be paid to the Finder in the event of an actual Closing of the Offering or any subsequent closings of an offering or offerings of securities within one (1) year of the date of termination hereof to an Offeree.

9.

Confidentiality of Company Information. The Finder, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts, (2) all confidential technology of the Company and (3) the terms and existence of this Agreement. In furtherance of the foregoing, the Finder agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Finder from utilizing, subject to the terms and conditions of this Agreement, the Subscription Agreement prepared by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Finder shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to the Finder or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Finder and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

10.	Press Releases, Etc. The Company shall control all press releases or announcements to the public, the media or the industry regarding the Offering, any offering, placement, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agreement and any other offering documentation, the Finder will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof.

11.

Due Diligence: Neither the Company, nor any of its directors, officers or shareholders should, in any way rely on the Finder to perform any due diligence with respect to the Company. It is expressly understood and agreed that to the extent due diligence is conducted it will be conducted by the Offerees.

12.

Expenses, Etc. The compensation described in Section 3 of this Agreement shall be the Finder's sole compensation for all of its services and efforts to the Company and its affiliates, in connection with this Offering of Securities. However, while the Finder shall pay all of its own costs and expenses in carrying out its activities hereunder, the Company will reimburse the Finder for the first C$2,000.00 of aforementioned expenses after they have been incurred by the Finder and simply accounted for to the Company. The Finder shall be exclusively responsible for any compensation, fees, commissions or other payments to its employees, agents, representatives, co-finders (should delegation be permitted) or other persons or entities utilized by it in connection with its activities on behalf of the Company, and the Finder will indemnify and hold harmless the Company and its affiliates from the claims of any such persons or entities.

13.

Compliance with Laws. The Finder represents and warrants that it is a duly registered broker/dealer and in good standing with the SEC, NASD and the State of Texas and that it is not presently the subject of any investigations or proceedings undertaken by such authorities, and that it has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with applicable federal and state laws relating to a private placement. The Finder represents that it is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.

14.	Assignment Prohibited. No assignment of this Agreement shall be made without the prior written consent of the other party.

15.	Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

16.

Governing Law. This Agreement shall be deemed to have been made in the State of Nevada and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Nevada without regard to the conflicts of laws rules of such jurisdiction.

17.

Waiver. Neither the Finder's nor the Company's failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by the Finder or the Company of any of their respective rights or privileges under this Agreement.

18.

Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

19.

Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

20.

Entire Agreement. This Agreement and all other agreements and documents referred herein constitutes the entire agreement between the Company and the Finder. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

In witness whereof, the parties hereto have each signed this Agreement as of the 7th day of December, 2005.

S & P INVESTORS, INC. (the “Finder”)

By: /s/ Stuart G. Potter, Jr.
Stuart G. Potter, Jr.

SEARCHLIGHT MINERALS CORP. (the “Company”)

By: /s/ Carl Ager
Carl Ager